Exhibit 99.1

L BRANDS REPORTS APRIL 2017 SALES AND UPDATES
FIRST QUARTER EARNINGS GUIDANCE

Columbus, Ohio (May 4, 2017) - L Brands, Inc. (NYSE: LB) reported net sales decreased 2 percent to $719.6 million for the four weeks ended April 29, 2017, compared to net sales of $737.5 million for the four weeks ended April 30, 2016. Comparable sales for the four weeks ended April 29, 2017, decreased 5 percent, and were positively impacted by the later Easter holiday this year by about 3 percentage points. For April, the exit of the swim and apparel categories had a negative impact of 6 percentage points and 10 percentage points to total company and Victoria’s Secret comparable sales, respectively.

The company reported net sales of $2.437 billion for the first quarter ended April 29, 2017, a decrease of 7 percent compared to sales of $2.614 billion for the quarter ended April 30, 2016. Comparable sales for the first quarter ended April 29, 2017, decreased 9 percent. For the first quarter, the exit of the swim and apparel categories had a negative impact of 6 percentage points and 9 percentage points to total company and Victoria’s Secret comparable sales, respectively.

The company expects to report first quarter earnings per share of about $0.30, which includes a benefit of about $0.05 related to a lower tax rate than what was assumed in the prior earnings per share guidance of $0.20 to $0.25.

To hear further commentary provided on L Brands’ prerecorded April sales message, call 1-866-639-7583, or log onto www.LB.com for an audio replay. The company will report first quarter earnings after the close of the market on May 17 and will hold its live earnings call at 9:15 a.m. Eastern on May 18.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,080 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 750 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the April sales call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the April sales call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our manufacturers to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the April sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2016 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
APRIL 2017

Comparable Sales Increase (Decrease):

	April		First Quarter
	Total company comps (including direct sales)		Total company comps (including direct sales)
	2017	2016	2017	2016
Victoria's Secret[1]	(12%)	(1%)	(14%)	2%
Bath & Body Works[1]	10%	5%	2%	6%
L Brands[2]	(5%)	1%	(9%)	3%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

	April		First Quarter
	Store only comps		Store only comps
	2017	2016	2017	2016
Victoria's Secret[1]	(7%)	(3%)	(12%)	1%
Bath & Body Works[1]	6%	4%	(1%)	4%
L Brands[2]	(3%)	—%	(9%)	2%

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K and Greater China.

Total Sales (Millions):

	First Quarter	First Quarter
	2017	2016
Victoria's Secret[1]	$1,246.5	$1,381.2
Victoria's Secret Direct	286.5	359.7
Total Victoria's Secret	$1,533.0	$1,740.9

Bath & Body Works[1]	$588.4	$586.7
Bath & Body Works Direct	89.6	73.5
Total Bath & Body Works	$678.0	$660.2

VS & BBW International[2]	$103.3	$95.2
Other	$122.2	$117.5
L Brands	$2,436.5	$2,613.8

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 4/29/17
Victoria's Secret U.S.	998	2	(1)	999
PINK U.S.	133	—	—	133
Victoria's Secret Canada	37	1	—	38
PINK Canada	9	—	(1)	8
Total Victoria's Secret	1,177	3	(2)	1,178

Bath & Body Works U.S.	1,591	7	(3)	1,595
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,693	7	(3)	1,697

Victoria's Secret U.K.	15	—	—	15
PINK U.K.	3	—	—	3
Victoria's Secret Beauty and Accessories	31	—	—	31
Victoria's Secret China	—	2	—	2
Total VS & BBW International	49	2	—	51

Henri Bendel	29	—	—	29
La Senza U.S.	4	—	—	4
La Senza Canada	122	1	(2)	121
Total L Brands Stores	3,074	13	(7)	3,080

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 4/29/17
Victoria's Secret Beauty & Accessories - Travel Retail	152	6	(2)	156
Bath & Body Works - Travel Retail	8	1	—	9
Victoria's Secret Beauty & Accessories	239	5	(4)	240
Victoria's Secret	23	2	—	25
PINK	5	—	—	5
Bath & Body Works	151	6	(1)	156
La Senza	203	2	(6)	199
Total	781	22	(13)	790

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com